Acura Pharmaceuticals

Announces Settlement of Oxecta® Patent Litigation with Par Pharmaceutical and Impax Laboratories

Palatine, IL - (October 9, 2013) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company developing products intended to address medication abuse and misuse, announced today that it has entered into distinct Settlement Agreements with each of Par Pharmaceutical and Impax Laboratories, to settle Acura’s patent infringement action pending against them in the United States District Court for the District of Delaware. In the suit, Acura alleges that a generic Oxecta® product for which each of Par and Impax is separately seeking approval to market in the United States pursuant to an Abbreviated New Drug Application (ANDA) filing with the U.S. Food and Drug Administration (FDA) infringes a U.S. patent owned by Acura. Par is the first filer of an ANDA for a generic Oxecta® product and is entitled to the 180-day first filer exclusivity under applicable law and FDA regulations.

Under the terms of the Settlement Agreement with Par, Par may launch its generic Oxecta® product in the U.S., through the grant of a non-exclusive, royalty-bearing license from Acura to Par that would trigger on January 1, 2022. Acura currently has Orange Book patents that are due to expire between November 2023 and March 2025. In certain limited circumstances, Acura’s license to Par would become effective prior to January 1, 2022. Par is required to pay Acura royalties in the range of 10% to 15% of Par’s net profits from the sale of its generic Oxecta® product.

Under the Settlement Agreement, Impax may launch its generic Oxecta® product in the U.S., through the grant of a non-exclusive, royalty-free license from Acura to Impax that would trigger 180 days following the first sale of a generic Oxecta® product in the U.S. by an entity that is entitled to the 180 day first-filer exclusivity under applicable law and FDA regulations (or if no entity is entitled to such 180 day exclusivity period, the date on which a generic Oxecta® product is first sold in the U.S. or November 27, 2021, whichever date occurs first). In certain circumstances, Acura’s license to Impax would become effective prior to such time.

Acura’s President and CEO, Bob Jones said, “We are very pleased with these results, which reflect our continued confidence in the strength of our patents while removing the uncertainty, distraction and cost of litigation.”

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The Settlement Agreements provide for a full settlement of all claims that were asserted in each of the Par and Impax suits, subject to the Court’s acceptance of the stipulations of dismissal. As required by law, the Settlement Agreements with Par and Impax will be submitted to the U.S. Federal Trade Commission and US. Department of Justice.

Background on the litigations settled

On September 20, 2012, we announced that we had received a Paragraph IV Certification notice from a generic sponsor of an ANDA for a generic Oxecta® product. Since such date, we have received similar Paragraph IV Certification notices from four other generic pharmaceutical companies that have filed ANDAs for generic Oxecta® products. As a result, on October 31, 2012, we initiated suit against each of Watson Laboratories, Inc. – Florida (Watson), Par Pharmaceutical, Inc. Impax Laboratories, Inc. and Sandoz Inc. in the United States District Court for the District of Delaware. On April 29, 2013, we initiated suit against Ranbaxy Pharmaceuticals in the United States District Court for the District of Delaware. In each such litigation, we have alleged infringement of our U.S. Patent No. 7,510,726 listed in the FDA’s Orange Book, and having an expiration date in November 2023.

On January 2, 2013, our motion to dismiss the litigation against Watson on the grounds that Watson had amended its ANDA from a Paragraph IV Certification to a Paragraph III Certification, which indicated its intent not to market its generic Oxecta® product in advance of our patent expiring, was accepted by the Court. The Settlement Agreements with Par and Impax does not affect the status of Acura’s separate Oxecta® patent litigation against Sandoz and Ranbaxy pending in the U.S. District Court for the District of Delaware.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE® Technologies. AVERSION contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages. IMPEDE is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved OXECTA® (oxycodone HC1 tablets) which incorporates the AVERSION® technology. The Company has a development pipeline of additional AVERSION® technology products containing other opioids.

The trademark OXECTA® is owned by Pfizer Inc.

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Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, that the U.S. District Court does not approve the stipulation of dismissal of the litigation with each of Par and Impax, that the U.S. Federal Trade Commission or the U.S. Department of Justice challenge the enforceability of the Settlement Agreements or that private plaintiffs challenged the Settlement Agreements, whether or not additional third parties may seek to market generic versions of Oxecta and the results of our pending litigation or future litigation we may file to defend and/or assert our patents against such companies, the possible occurrence of one of these specific events that would result in Par or Impax marketing a generic Oxecta product earlier than we anticipate, our and our licensee’s ability to successfully launch and commercialize our products and technologies including Oxecta Tablets and Nexafed Tablets, the price discounting that may be offered by Pfizer for Oxecta, our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock Nexafed Tablets, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our Aversion Technology product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increasing cost of insurance and the availability of product liability insurance coverage, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet OTC Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “indicates,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

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Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

for Acura Media Relations

pr@acurapharm.com

847-705-7709

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